Exhibit 99.1

W&T Offshore Announces Extension of Early Participation Date,

Elimination of the Minimum Tender Condition and Increase in

Consideration for Exchange Offer and Consent Solicitation

HOUSTON, August 16, 2016 – W&T Offshore, Inc. (NYSE: WTI) (the “Company”) today announced that, with respect to its previously announced exchange offer and consent solicitation to eligible holders of its outstanding 8.500% Senior Notes due 2019 (the “Existing Notes”), it has (i) extended the Early Participation Date to 5:00 p.m., New York City time, on August 30, 2016 (as extended, the “Early Participation Date”), (ii) eliminated the Minimum Tender Condition (as defined in the Offering Documents (as defined below)) and (iii) increased the maximum consideration being offered to (i) 76,590,000 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”) (increased from 62,100,000 Shares), (ii) $202.5 million aggregate principal amount of its new Senior Second Lien PIK Toggle Notes due 2020 (the “New Second Lien Notes”) and (iii) $180.0 million aggregate principal amount of its new Senior Third Lien PIK Toggle Notes due 2021 (the “New Third Lien Notes” and, together with the New Second Lien Notes, the “New Notes”; the New Notes and the Shares, the “New Securities”) pursuant to the terms of the offering memorandum and consent solicitation statement and the related letter of transmittal and consent, as amended by a supplement setting forth the modifications described above (together, the “Offering Documents”). The New Third Lien Notes will be issued in lieu of the unsecured Senior PIK Toggle Notes due 2021 described in the Offering Documents, regardless of the percentage of principal amount of Existing Notes that are tendered. Concurrently with the exchange offer, the Company is soliciting consents from holders of the Existing Notes to a proposed amendment to the indenture governing the Existing Notes in order to permit the issuance of the New Second Lien Notes and the New Third Lien Notes. The following table sets forth the increased consideration to be offered to eligible holders of the Existing Notes in the exchange offer:

Existing Notes to be Exchanged (CUSIP No. / ISIN)	Aggregate Principal Amount Outstanding	Total Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered Prior to or on the Early Participation Date	Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered After the Early Participation Date
8.500% Senior Notes due 2019 (92922P AC0 / US92922PAC05)	$900,000,000	(i) 85.1 Shares; (ii) $225 principal amount of New Second Lien Notes; and (iii) $200 principal amount of New Third Lien Notes	(i) 85.1 Shares; (ii) $200 principal amount of New Second Lien Notes; and (iii) $200 principal amount of New Third Lien Notes

The total exchange consideration to be received by eligible holders of Existing Notes who validly tender their Existing Notes prior to the Early Participation Date will include an early tender premium equal to $25 principal amount of New Second Lien Notes per $1,000 principal amount of Existing Notes accepted for exchange.

For Existing Notes validly tendered after the Early Participation Date and on or before the Expiration Date (as defined below), the eligible holders of Existing Notes accepted for exchange will receive the exchange consideration set forth above, which does not include the early tender premium. Eligible holders of Existing Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest in respect of such Existing Notes from June 15, 2016 (the most recent interest payment date) to, but not including, the date the exchange offer is settled (the “Settlement Date”). Interest on the New Notes will accrue from the Settlement Date.

Certain holders of the Existing Notes (the “Participating Holders”) entered into a Support Agreement, dated July 11, 2016 (the “Support Agreement”). Pursuant to the Support Agreement, the Participating Holders agreed to tender their Existing Notes in the exchange offer, subject to various conditions, including a limitation on the Company’s ability to reduce the Minimum Tender Condition to a threshold lower than 85% of the aggregate principal amount of the outstanding Existing Notes (the “Threshold Limitation”). Certain of the Participating Holders have entered into an amendment to the Support Agreement (the “Amendment”) whereby they have agreed to eliminate the Threshold Limitation. In addition, the Company has waived the Minimum Tender Condition that was originally set forth in the Offering Documents. Therefore, the exchange offer is no longer subject to the Minimum Tender Condition. The Amendment also provides for certain limitations on the Company’s ability to consummate future exchanges or repurchases of the Existing Notes on terms more favorable than the terms provided in the exchange offer for the life of the Existing Notes.

As previously announced, the exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on September 1, 2016, unless extended or earlier terminated by the Company (the “Expiration Date”). The right to withdraw tenders of Existing Notes and related consents terminated at 5:00 p.m., New York City time, on August 8, 2016 (the “Withdrawal Deadline”). Accordingly, Existing Notes and related consents tendered before the Withdrawal Deadline remain tendered and may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted after the Withdrawal Deadline and on or before the Expiration Date in the exchange offer and related consents will be irrevocable, except in the same limited circumstances. The act of tendering Existing Notes pursuant to the exchange offer constitutes a consent to the proposed amendment to the indenture governing the Existing Notes. The exchange offer is conditioned on the satisfaction or waiver of certain additional conditions, as described in the Offering Documents. The exchange offer and consent solicitation for the Existing Notes may be further amended, extended or terminated.

The exchange offer and consent solicitation is only being made, and copies of the Offering Documents will only be made available, to holders of the Existing Notes who complete and submit an eligibility form confirming that they are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons, “eligible holders”). Holders who desire to obtain and complete an eligibility form should contact the information agent, D.F. King & Co., Inc., at (877) 536-1561 (toll-free) or (212) 269-5550 (for banks and brokers), or via the following website: www.dfking.com/wti.

Eligible holders are urged to carefully read the Offering Documents before making any decision with respect to the exchange offer and consent solicitation. None of the Company, the sole dealer manager, the information agent or the exchange agent makes any recommendation as to whether eligible holders should tender or refrain from tendering their Existing Notes. Eligible holders must make their own decision as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

The New Securities offered by the Company have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange offer and consent solicitation is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to, any securities.

Evercore Group L.L.C. is acting as the sole dealer manager in the Exchange Offer.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of Mexico and has grown through acquisitions, exploration and development. The Company currently has working interests in approximately 54 fields in federal and state waters (50 producing and four fields capable of producing) and has under lease approximately 750,000 gross acres, including approximately 450,000 gross acres on the Gulf of Mexico Shelf and approximately 300,000 gross acres in the deepwater. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T Offshore, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of the Company’s risk management activities, governmental regulations, uncertainties and other factors discussed in W&T Offshore’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Q reports found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section. Investors are urged to consider closely the disclosures and risk factors in these reports.

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